UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 28, 2014 (March 24, 2014)

Sonic Foundry, Inc.

(Exact name of registrant as specified in its charter)

Maryland	1-14007	39-1783372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 W. Washington Ave Madison, WI 53703	(608) 443-1600
(Address of principal executive offices)	(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off- Balance Sheet Arrangement of a Registrant.

Sonic Foundry, Inc. (the “Company”) and its wholly-owned subsidiary, Sonic Foundry Media Systems, Inc. (“SFMS”) entered into a Third Amendment to Second Amended and Restated Loan and Security Agreement (the “Third Amendment”) with Silicon Valley Bank (“Silicon Valley”) on March 24, 2014. The Third Amendment 1) reduces the minimum required Adjusted Quick Ratio for each of the months ended February 28, 2014, April 30, 2014, May 31, 2014, July 31, 2014, August 31, 2014, October 31, 2014 and November 30, 2014 from 1.50:1.00 to 1.25:1.00; and 2) waives compliance with the maximum subsidiary indebtedness requirement for the period up to the date preceding the Third Amendment.

A copy of the Third Amendment is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference. The summary above is qualified by reference to the entire document.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

10.1	Third Amendment to the Second Amended and Restated Loan and Security Agreement entered into as of March 24, 2014 among the Company, SFMS and Silicon Valley.

EXHIBIT LIST

NUMBER	DESCRIPTION

10.1	Third Amendment to the Second Amended and Restated Loan and Security Agreement entered into as of March 24, 2014 among the Company, SFMS and Silicon Valley.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Sonic Foundry, Inc.

(Registrant)

March 28, 2014	By:	/s/ Kenneth A. Minor
Kenneth A. Minor
Chief Financial Officer